EXHIBIT 10
                                                                  AGREEMENT WITH
                                                  SANDE STEWART TELEVISION, INC.

                                    AGREEMENT

      This Agreement is made and entered into as of this 8th day of October 2003, by and between Sande Stewart Television, Inc. ("SST"), a California Corporation of 5525 Oakdale Avenue, Suite 275, Woodland Hills, CA 91364 on the one hand and Win Win, Inc. ("WWI"), a Nevada Corporation of 2804 Whispering Wind Dr., Las Vegas, NV 89117, on the other hand.

This Agreement is made with reference to the following facts:

                                    RECITALS

      A. WHEREAS, SST is in the business of creating, developing and producing game shows including but not limited to television game shows associated or affiliated with state lotteries;

      B. WHEREAS, WWI is in the international gaming business, including but not limited to the business of conducting government/state sponsored lotteries and has developed certain contacts and opportunities to initiate and conduct, on an ongoing basis, lotteries in certain provinces in China and other countries.

      C. WHEREAS, the parties are desirous of having SST create, develop and produce a presentation pilot of a lottery game television show for presentation to various parties and/or governmental agencies associated with lotteries in China and other Asian countries.

      NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Subject to WWI providing the funding for the production thereof, as more particularly set forth below, and payment to SST of it's fee, as more particularly set forth below, SST will develop and produce a 10 to 15 minute presentation pilot ("Pilot") for presentation to and review by various parties associated with government sponsored lotteries in China and other Asian countries; including but not limited to various regulatory agencies governing same. The Pilot will be developed by SST in consultation with WWI or its representative for use solely for the purpose of obtaining regulatory approval from the appropriate governmental agencies and approval from the appropriate business partners and financiers of the production and broadcast of a weekly lottery television game show based on the Pilot (the "Show") in selected provinces in China and in other countries outside North America.

      2. Prior to commencement of production of the Pilot, SST will prepare and present to WWI a proposed budget ("Pilot Budget") for same; which WWI shall approve or disapprove in its reasonable discretion within five (5) days thereafter. Once the Pilot Budget is approved, WWI shall place the funds set forth therein as required for the production of the Pilot in a segregated production account from which SST may disburse funds substantially in accordance with the Pilot Budget.

      3. SST will deliver the Pilot to WWI within thirty (30) days of placement of the amounts set forth in the approved Pilot Budget in the aforesaid segregated account and upon payment to SST of a fee of $5,000.

      4. Upon receipt of the Pilot from SST, WWI shall have an exclusive twelve (12) months option ("Option"), exercisable by WWI in writing to require SST to produce a minimum of 26 episodes and a maximum of 52 episodes of the Show or a National Show (as hereinafter defined) substantially similar in style and format to the Pilot and pursuant to the following terms and conditions:

            a) SST will develop and produce the Show and/or the National Show in conjunction with WWI or its representatives, subject to a mutually approved budget ("Budget") and production and delivery schedule ("Production Schedule") as set forth below and the provision of funding thereof by WWI.

            b) In connection with the foregoing, SST shall prepare a proposed Budget for the production of the Show and/or National Show and submit same for approval by WWI in its reasonable discretion; and

            c) In addition to the amounts set forth in the Budget for the Show, in respect to each episode of the Show, WWI will pay SST a license fee of $10,000 per Episode ("License Fee") payable as follows;

                  i. $5,000 upon commencement of production of each episode of the Show; and

                  ii.      At the sole exclusive option of SST, either:

                           (A)      $5,000 upon delivery of each episode or;

                           (B) $5,000 in common stock at Market Price in WWI, upon delivery of each episode; provided, however, that WWI shall have the right to reject this request and pay such $5,000 in cash if the Market Price on the date of said delivery is less than $1.00 per share.

                           (C) The election to receive the second half of the license fee in cash or in common stock, as set forth above shall be made by SST and communicated to WWI no later than 15 days prior to the scheduled delivery of each episode.

            d) Notwithstanding the provisions of Paragraph 4(c) above, if WWI is able to sell the show on a national basis in China ("National Show"); i.e. whereby SST will produce one show, certain segments of which may be customized for individual Provinces within China, the License Fee payable to SST for each Episode of any said National Show shall be $20,000 per each episode thereof in lieu of the $10,000.00 per episode referred to in Paragraph 4(c) above. Said $20,000 license fee shall include the licensed rights to each customized version of each Episode thereof (but not the additional production costs thereof as set forth in the Budget) and shall be payable as follows:

                  i. Ten Thousand Dollars ($10,000) upon commencement of production of each such episode of the National Show; and

                  ii.      At the sole exclusive option of SST, either;

                           (A) Ten Thousand Dollars ($10,000) upon delivery of each said episode (including the customized versions thereof); or common stock in WWI having a value at Market Price as of the date each said delivery of $10,000 upon delivery of each said episode; provided, however, that WWI shall have the right to reject this request and pay such $10,000 in cash if the Market Price as of said date is less than $1.00 per share.

                           (B) The election by SST to receive the second half of the license fee in cash or in common stock, as set forth above shall be made by SST and communicated to WWI no later than 15 days prior to the scheduled delivery of each episode.

            e)    The Show will be produced by taping 1 to 5 episodes per day.

            f) WWI shall, no later than fifteen (15) days prior to commencement of taping of each thirteen (13) episodes place the funds required under the Budget for the production and delivery of the first episode in a segregated production account for disbursal by SST in accordance with the Budget. WWI will place additional funds required to produce each successive episode upon notification that the prior episode has been completed. It is contemplated that production of the Show will take place pursuant to a schedule providing for the taping of approximately thirteen (13) shows over a one (1) week period every TBD weeks;

      5. Should WWI obtain governmental approval for the production and broadcast and/or distribution of a lottery game Show in other provinces in China or in other countries in Asia within one (1) year after delivery to WWI of the Pilot, SST shall have the exclusive option to produce said shows in said other markets pursuant to the same terms and conditions as set forth above.

      6. SST shall issue a license to WWI, its affiliates and/or assignees of the right to broadcast the Show and/or the National Show an unlimited number of times in China and other Asian countries, as appropriate. SST shall be the exclusive owner of the worldwide copyright in and to the Pilot, the Show and the National Show (and each episode thereof) as well as the exclusive owner of any and all intellectual property embodied therein. The parties acknowledge that the style and format, the Pilot, the Show and the National Show represent valuable proprietary assets of SST which shall remain SST's exclusive property. However, should SST be unable to elect not to produce the Show or the National Show for WWI, WWI may produce the Show or the National Show or engage others to produce the Show or the National Show utilizing the same or similar style and format as the Pilot so long as WWI pays SST the License Fee set forth above in respect to each episode so produced by WWI or a third party on WWI's behalf. Without limiting the foregoing, SST shall be the sole owner in perpetuity throughout the universe exclusively of any and all right including without limitation (copyright and trademark) in and to the Pilot, the Show, the National Show, the format, style and title thereof, the shooting scripts, preliminary versions of scripts, and any outtakes produced pursuant hereto. After the Show is produced and broadcast in China, if WWI is required by the Chinese lottery or broadcaster with whom it contracts in China, despite WWI's best efforts to retain SST as the producer of the Show, to utilize a different and local producer of a lottery show and, pursuant thereto, WWI is involved in the production of a lottery, television show in China, WWI may proceed therewith so long as WWI pays SST a fee of $2,500 per episode of such other lottery show so produced. However, for avoidance of doubt, if said other lottery television show so produced is substantially similar to the style and format of the Show, the license fees set forth above in paragraphs 4 c) and d) shall apply thereto in lieu of the aforesaid $2,500.00 per episode fee.

      7. In respect to all creative decisions relating to the Show and/or the National Show, such as (without limitation) selection of the host, writers, other creative personnel, and the content hereof, same shall be subject to the mutual approval of SST and WWI. All approvals shall be exercised in a timely manner with respect to the key elements of the Pilot, the Show and/or The National Show. In respect to approvals required hereunder, WWI shall designate an authorized representative who shall make reasonable good faith efforts to respond to SST's requests for approvals within five (5) business days, or, if necessary for the purposes of urgent production decisions, within a shorter time.

      8. Editing and Narration. WWI shall have the right to edit the Pilot, the Show and/or the National Show for purposes of, including but not limited to, rescheduling, formatting, inserting commercials and to comply with WWI's or governmental standards and practices, provided however that WWI shall not have the right to edit the Pilot or Show so as to remove SST's credits. Without limiting the foregoing, WWI shall have the right to re-narrate the Pilot, the Show and/or the National Show including without limitation, dubbing in all languages; which shall be done, if at all, at WWI's sole cost and expense.

      9. SST shall deliver to WWI the materials set forth in the attached Schedule A on or before the delivery date set forth in the attached Schedule A on or before the delivery date set forth in the mutually agreed Production Schedule.

      10. SST warrants and represents that, subject to third party agreements, it has the right to enter into this agreement, to grant all rights granted herein, and to perform all of SST's obligations hereunder, and that the exercise by WWI of it's rights hereunder, including without limitation, the exhibition, promotion, publicity and advertising use of the Pilot the Show and/or the National Show or any party thereof as granted herein shall not violate the rights of any third party.

      11. In connection with the foregoing, SST shall indemnify WWI and hold WWI harmless from and against any claims, damages, liabilities, costs and expenses excluding consequential damages and lost profits, including but not limited to reasonable outside counsel fees ("Liabilities"), relating to the Pilot, the Show or the National Show or arising from the exhibition, broadcast or other distribution or exploitation of the Pilot, the Show or the National Show in the territory in respect to which it is licensed by SST to WWI and arising out of any breach of any material warranty or representation made by SST herein, and any promotional use of the Pilot or Show or the National Show or any elements thereof in any manner and in any media herein licensed to WWI by SST (but not as a direct endorsement of any product or beyond the scope of the license set forth herein), including without limitation, clips, photographs and music (except that WWI will not use specific elements which SST notifies WWI in writing are not available for promotion of the Pilot and/or the Show and/or the national Show).

      12. WWI shall indemnify SST and hold SST harmless from and against any and all liabilities relating to:

            a. material furnished by WWI to SST in respect to the promotion and/or production of the Pilot and/or the Show and/or the National Show;

            b. any material additions or alterations made to the Pilot or the Show or the National Show by WWI or it's representatives; and/or

            c. any additions made by WWI to any promotional materials furnished by SST to WWI. The foregoing indemnification and hold harmless shall include but not be limited to reasonable outside counsel fees relating to the defense of any claims or causes of action asserted against SST in respect to which the foregoing indemnification and hold harmless applies.

      13. SST shall not be liable for delays in delivery caused by WWI, or acts of force majeure (i.e. if the production of the Pilot and/or the Show and/or the National Show is prevented or cancelled because of act of God, inevitable accident, fire, earthquake, lock-out, strike, or other labor disputes, riot, or civil commotion, epidemic, act of public enemy, enactment, rule, order or act of government or government instrumentality [whether Federal provincial, local or foreign], failure of technical facilities, failure or delay of transportation facilities or other cause of a similar or different nature not reasonably within SST's control). SST shall not be obligated to deliver such Pilot or episode of the Show or the national Show and WWI shall not be obligated to make any payment to SST in connection therewith for so long as any such force majeure shall continue. In addition, if delivery of the Pilot or any episode of the Show or the National Show is prevented or delayed for thirty
            (30) days or more, WWI shall have the right to prospectively cancel its order of episodes of the Show and/or the National Show if production thereof has not been completed and shall further have the right to have the funds in the segregated production account remaining after payment of all accounts payable in respect to the production as of said date (including but not limited to payment of cancellation or early termination penalties and/or assessments and a reasonable reserve for claims based thereon) and not expended or irrevocably committed prior to such event of force majeure and notice of cancellation by WWI refunded to WWI.

      12. Should any part or provision of this Agreement, for any reason, be declared invalid, void or unenforceable, the remaining portions and provisions shall continue in full force and effect.

      13. Failure of any party hereto, in any one or more instances, to enforce any of the rights arising in favor of said party in connection with this Agreement, or to insist upon the strict performance of this Agreement's terms, conditions or covenants, shall not be construed as a waiver or a relinquishment of any such rights for future breach or enforcement thereof.

      14. Except as set forth herein above, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns.

      15. All notices required by this Agreement shall be in writing and shall be served personally or mailed by certified mail, return receipt requested, to the address of the parties hereinafter specified, or to such other addresses the parties may indicate in the future by written notice in accordance herewith. A copy of all notices to Sande Stewart Television, Inc. shall be sent via certified mail and facsimile to Steven R. Lowy, Esq., Isaacman, Kaufman & Painter, 8484 Wilshire Blvd., Suite 850, Beverly Hills, California 90211, facsimile number (323) 782-7744.

      16. The Recitals as set forth above in paragraph A through C shall be deemed to be a part of this Agreement and shall be incorporated as warranties and representations by each party to the other, as appropriate.

      17. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except in writing.

      18. This Agreement shall be construed in accordance with Laws of California pertaining to agreements entered into and wholly performed within said State.

      19. This Agreement is not intended to create a partnership, joint venture or employer/employee relationship between any of the parties hereto. This Agreement is not intended as an agreement entered into for the benefit of a third party.

      20. This Agreement may be signed in counterparts which, when considered together, shall be regarded as one completely signed document.

      21. The parties hereto agree to execute any writings, instruments or applications necessary to carry out the intent of this Agreement.

      22. Neither party hereto shall be deemed to be in breach or default of any of its obligations hereunder unless and until the other party shall have given the alleged breaching or defaulting party specific written notice by certified or registered mail, return receipt requested, of the nature of such breach and the alleged breaching party shall have failed to cure the breach or default within thirty
            (30) days after receipt of said written notice. In the event that the alleged breach or default is not cured as described herein, the other party may terminate this agreement by written notice to the breaching party, which must be sent within thirty (30) days from the expiration of said thirty (30) day period.

      23. Except as otherwise provided in this contract all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy.

      24. In the event any action, suit, proceeding or arbitration arising from or based upon this contract is brought by either party hereto to enforce or interpret the terms hereof the Judge, Magistrate or Arbitrator adjudicating said dispute may, in its discretion, award the prevailing party, in addition to any other relief granted, its reasonable attorney's fees in connection with the prosecution of said action, suit, proceeding or arbitration in addition to the cost of such action, suit, proceeding or arbitration, but may not award punitive or consequential damages.

      25. Governing Law; Consent to Jurisdiction. (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

      (b) Any proceeding, action, litigation or claim (a "Proceeding") arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

      26. As used herein, the masculine, feminine, or neuter gender, and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

      27. Each party warrants to the other that it is free to enter into this Agreement and not subject to any conflicting obligation or disability which will or might prevent or interfere with the execution or performance of this Agreement by said party.

      28. This Agreement shall be construed without regard to the identity of the person who drafted the various provisions hereof. Each and every provision of this Agreement shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

      29. Each party hereto agrees to indemnify the other and hold the other harmless from and against any and all damages or liability attorneys fees and court costs occasioned by said other party's breach of any warranty representation or agreement contained herein.

      30. Notwithstanding any other provision contained herein, SST agrees that for a twelve (12) month period commencing on the date hereof, it will refrain from any negotiations, discussions or entering into any agreements with parties providing, wishing to provide or contemplating the provision of a lottery television show to or for or in all markets outside North America which WWI intends to pursue.

      IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date and year first indicated above. "SST"

                                            By: /s/ Sande Stewart
                                               ---------------------------------
                                               Sande Stewart, President,
                                               Sande Stewart Television, Inc.

                                            Its: President


                                            "WWI"

                                            By: /s/ Patrick Rogers
                                               ---------------------------------

                                            Its: WinWin, Inc.